Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Brooke Kane

Marketing Manager

703.989.7020

press@quadramed.com

Investor Relations

703.742.5393

InvestorRelations@quadramed.com

Peter Arnold Associates

781.239.1030

parnold@parnold.com

jfiorentino@parnold.com

QuadraMed to Acquire

Misys Computerized Patient Record (CPR)

Reston, VA — July 22, 2007 — QuadraMed® Corporation (Amex: QD) today announced it has signed a definitive agreement to acquire the Computerized Patient Record (CPR) assets of Misys Healthcare, a division of Misys plc (FTSE: MSY.L), for $33 million in cash. Misys CPR is a leading enterprise-wide computerized patient record and electronic health record system. This transaction is expected to close within sixty days. Following the closing, QuadraMed will file additional financial information in connection with its public company reporting obligations.

“Adding the CPR product to QuadraMed’s suite of healthcare solutions is a key step in our plan to accelerate QuadraMed’s growth while delivering on our Care-Based Revenue Cycle strategy,” said Keith Hagen, CEO of QuadraMed. “As a result of this acquisition, QuadraMed will be positioned to support the clinical information systems needs of large complex hospitals and healthcare delivery systems, particularly those focused on full clinical integration, clinical decision support and Computerized Physician Order Entry (CPOE). Each of these is an important component of our healthcare industry’s quest to increase patient safety and quality.

“As a fully integrated clinical information system with a multi-entity patient-centric database, closed-loop medication management, integrated laboratory and radiology management systems and data warehouse capabilities, this product expands the market for QuadraMed to encompass the largest and most complex healthcare delivery systems worldwide,” Mr. Hagen continued. “The CPR product has achieved significant market recognition through its solid client base, numerous awards, positive reviews and high marks from credible industry sources including KLAS, Gartner, and TEPR.”

The foundational components of the QuadraMed Care-Based Revenue Cycle include solutions for Access and Identity Management, Care Management, Health Information and Revenue Cycle Management. These integrated end-to-end solutions combine with CPR to create a product line designed to optimize the quality and safety of patient care. These solutions also help clients leverage quality care into financial health, enabling them to receive the proper reimbursement in the shortest time, at the lowest administrative cost.

For information about all QuadraMed Care-Based Revenue Cycle solutions and related services, visit www.quadramed.com or call 800.393.0278.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. Using QuadraMed’s Care-Based Revenue Cycle solutions, which are designed to optimize the patient experience and leverage quality of care into payment, our clients seek to receive the proper reimbursement, in the shortest time, at the lowest administrative cost. QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with significant efficiency. Behind our products and services is a staff of 600 professionals whose experience and dedication to service have earned QuadraMed the trust and loyalty of customers at approximately 2,000 healthcare provider facilities.

About Misys plc

Misys plc (FTSE: MSY.L), the global software and solutions company, is one of the world’s largest and longest-established providers of industry-specific software. Founded in 1979, Misys serves the international banking and healthcare industries, combining technological expertise with in depth understanding of customers’ markets and operational needs. In banking and treasury & capital markets Misys is a market leader, with over 1,200 customers, including all of the world’s top 50 banks. In healthcare Misys is also a leader, serving more than 110,000 physicians in 18,000 practice locations, 1,200 hospitals and 600 home care providers. Misys employs around 5,500 people who serve customers in more than 120 countries. For more information, visit: www.misys.com

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

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